NO. _____                                                  ____________ WARRANTS

         NEITHER THE WARRANTS REPRESENTED HEREBY (THE "WARRANTS") NOR THE SECURITIES WHICH MAY BE OBTAINED PURSUANT TO THE EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE SECURITIES MAY NOT BE CONVEYED, SOLD OR TRANSFERRED IN ANY MANNER WHATSOEVER IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT; AND UNLESS SUCH EXEMPTION OR REGISTRATION IS APPLICABLE, ANY ATTEMPT TO SELL OR TRANSFER SUCH SECURITIES SHALL BE NULL AND VOID AB INITIO. THE EXERCISE OF THE WARRANTS REPRESENTED HEREBY ARE SUBJECT TO COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


                                    JPE, INC.


CUSIP 466230109

THIS CERTIFIES THAT,

(the "Registered Holder") is the owner of the number of Warrants specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate ("Certificate") and the Investment Agreement (as hereinafter defined), one fully paid and nonassessable Preferred Share (as defined in the Investment Agreement) of JPE, Inc., a Michigan corporation ("JPE"), at any time during the Warrant Exercise Period (as defined in the Investment Agreement) upon the presentation and surrender of this Certificate with the Subscription Form on the reverse hereof duly executed, to the Secretary of JPE accompanied by payment of $9.99, subject to adjustment as provided in the Investment Agreement (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to JPE, which Preferred Share (along with all other Preferred Shares obtained through the exercise of Warrants by the Registered Holder) shall be represented by a certificate delivered by JPE (at its expense) to the Registered Holder in the name of the Registered Holder no later than twenty (20) days after the end of the Warrant Exercise Period.

     This Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respect to the terms and conditions set forth in the Investment Agreement (the "Investment Agreement") dated April 28, 1999 between JPE, ASC Holdings LLC, a Michigan limited liability company, and Kojaian Holdings LLC, a Michigan limited liability company, which Investment Agreement is on file with the Secretary of JPE and a copy of which may obtained upon request by the Registered Holder thereto.

     In the event of certain contingencies provided for in the Investment Agreement, the Exercise Price and the number of Preferred Shares subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder solely during the Warrant Exercise Period, which Warrant Exercise Period shall end at 5:00 P.M. Detroit, Michigan Time on the last day of the Warrant Exercise Period. If such date shall in the State of Michigan be a holiday or a day on which the banks are authorized to close, then such date shall be 5:00 P.M. (Detroit, Michigan Time) the next following day which in the State of Michigan is not a holiday or a day on which banks are authorized to close. In the case of the exercise of less than all of the Warrants represented hereby, JPE shall cancel this Certificate upon the surrender hereof and shall execute and deliver a new Certificate or Certificates of like tenor, which the Secretary of JPE shall countersign for the balance of such Warrants

     If JPE at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under the Warrants exist into the same or a different number of securities of any class or classes, this Certificate shall thereafter permit the Registered Holder to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Certificate immediately prior to such subdivision, combination, reclassification or other change. If the Preferred Shares for which this Certificate is being exercised are subdivided or combined into a greater or smaller number of shares, the Exercise Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of such class to be outstanding immediately after such event bears to the total number of shares of such class outstanding immediately prior to such event. No adjustment shall be made on account of any dividends or distributions except those payable in the securities to which the purchase rights under this Certificate exist. If JPE possesses a sufficient number of authorized but unissued Common Shares (as defined in the Investment Agreement) of JPE to convert some or all of the Preferred Shares which were subject to the purchase rights under this Certificate, JPE may, at its option, convert all or a portion of the Preferred Shares that may be purchased under this Certificate to Common Shares; provided that the Registered Holder shall receive the right to purchase fifty (50) Common Shares for each Preferred Share so converted and that the Exercise Price per Common Share shall be one-fiftieth (1/50) of the Exercise Price per Preferred Share so converted. In the event of any adjustments to the Exercise Price or the number or types of securities to be obtained upon the exercise of the Warrants, JPE shall, no less than ten (10) days prior to the beginning of the Warrant Exercise Period, provide the Registered Holder with notice of such events and the calculation of the number and type of securities that may be obtained upon exercise of the Warrants.

     JPE shall not be obligated to deliver any securities pursuant to the exercise of this Certificate unless a registration statement under the Act with respect to such securities is effective or an exemption thereunder is available. JPE has agreed that it will effect a registration statement under the Federal securities laws, if required under the Act, prior to the beginning of the
Warrant Exercise Period. This Certificate shall not be exercisable by a Registered Holder in any State where such exercise would be unlawful. This Certificate is exchangeable upon the surrender hereof by the Registered Holder to the Secretary of JPE for a new Certificate or Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Certificate at such office, a new Certificate or Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Investment Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder with respect to the Warrants shall not be entitled to any rights of a shareholder of JPE solely on account of the Warrants, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of JPE, except as provided in the Investment Agreement.

     Prior to due presentment for registration of transfer hereof, JPE and the Secretary of JPE may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of JPE) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Investment Agreement.

     This Certificate shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws.

     This Certificate is not valid unless countersigned by the Secretary of JPE.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed, manually or in facsimile by two of its officers thereunder duly authorized and a facsimile of its corporate seal to be imprinted thereon.


DATED:                                  JPE, INC.

                                        By
                                          ---------------------------------
                                          Richard R. Chrysler, President

                                        By
                                          ---------------------------------
                                          Karen A. Radtke, Secretary



                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Certificate, to purchase Preferred Shares of JPE (or such other securities which are subject to exercise under this Certificate at the time of exercise) and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of JPE, Inc. in the amount of $_____________, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of ________________________ whose address is ______________________________. This form is null and void at 5:00 P.M., Eastern Standard Time, on the last day of the Warrant Exercise Period.


                                        Signature


                                        (Signature  must  conform in all
                                        respects to the name of the holder
                                        holder as specified on the face of
                                        the Certificate.)



                                        -------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holders)